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SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES THIRD QUARTER 2015 RESULTS

•	Third quarter 2015 Net revenue was $727.4 million.

•	Third quarter 2015 Net income was $53.2 million, or $0.31 per diluted share.

•	Third quarter 2015 Adjusted net income[1] was $123.3 million, or $0.72 per diluted share.

Almelo, the Netherlands – October 27, 2015 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the third quarter ended September 30, 2015.

Highlights of the Three and Nine Months ended September 30, 2015

Net revenue for the third quarter 2015 was $727.4 million, an increase of $150.3 million, or 26.0%, from $577.1 million for the third quarter 2014. Net income for the third quarter 2015 was $53.2 million, or $0.31 per diluted share. This compares to Net income for the third quarter 2014 of $82.0 million, or $0.48 per diluted share. Adjusted net income1 for the third quarter 2015 was $123.3 million which was 17.0% of Net revenue, or $0.72 per diluted share. This was an increase of 14.5% compared to Adjusted net income1 for the third quarter 2014 of $107.7 million which was 18.7% of Net revenue, or $0.63 per diluted share. Integration charges related to acquisitions were $4.1 million for the third quarter of 2015.

Net revenue for the nine months ended September 30, 2015 was $2,248.5 million, an increase of $543.9 million, or 31.9% from $1,704.5 million for the nine months ended September 30, 2014. Net income for the nine months ended September 30, 2015 was $129.4 million, or $0.75 per diluted share. This compares to Net income for the nine months ended September 30, 2014 of $214.2 million, or $1.24 per diluted share. Adjusted net income1 for the nine months ended September 30, 2015 was $358.7 million which was 16.0% of Net revenue, or $2.09 per diluted share. This was an increase of 14.8% compared to Adjusted net income1 for the nine months ended September 30, 2014 of $312.6 million which was 18.3% of Net revenue, or $1.81 per diluted share.

"We delivered strong free cash flow and Adjusted net income for the third quarter in line with our expectations, despite increased headwinds in our end-markets," said Martha Sullivan, President and Chief Executive Officer. “We are undertaking certain cost-containment activities to ensure profitability remains high for the fourth quarter and into 2016.”

The Company spent $54.7 million, or 7.5% of Net revenue, on research, development and engineering related costs in the third quarter of 2015 to fund growth initiatives. These costs reside in both the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.

The Company’s ending cash balance at September 30, 2015 was $258.2 million. During the first nine months of 2015, the Company generated cash of $363.7 million from operations, used cash of $127.2 million in investing activities and used cash of $189.6 million in financing activities.

The Company recorded a provision for income taxes of $13.2 million for the third quarter 2015. Approximately $8.7 million of the provision, or 5.4% of Adjusted EBIT, related to taxes that are payable in cash and approximately $4.5 million related to deferred and other income tax expense.

The Company’s total indebtedness at September 30, 2015 was $2.7 billion, a reduction of $174 million from December 31, 2014 as a result of debt repayment. The Company’s Net debt2 was $2.4 billion, resulting in a Net leverage ratio2 of 3.5x as of September 30, 2015.

Segment Performance

	Three months ended		Nine months ended
$ in 000s	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Performance Sensing net revenue	$576,476	$411,076	$1,774,081	$1,206,549
Performance Sensing profit from operations	150,782	111,220	447,662	333,271
% of Performance Sensing net revenue	26.2%	27.1%	25.2%	27.6%

Sensing Solutions net revenue	$150,884	$166,019	$474,409	$497,993
Sensing Solutions profit from operations	49,734	51,601	151,069	153,569
% of Sensing Solutions net revenue	33.0%	31.1%	31.8%	30.8%

Guidance
Inclusive of the assumed close of the acquisition of the sensing portfolio of Custom Sensors & Technologies, Inc. on December 1st, the Company anticipates Net revenue of $700 to $740 million for the fourth quarter 2015 as compared to fourth quarter 2014 Net revenue of $705.3 million. The Company further anticipates Adjusted EBITDA3 of $176 to $188 million for the fourth quarter 2015. In addition, the Company expects Adjusted net income1 of $106 to $118 million, or $0.62 to $0.69 per diluted share including anticipated dilution of approximately ($0.05) to ($0.06) per diluted share associated with the anticipated acquisition of the sensing portfolio of Custom Sensors & Technologies, Inc. for the fourth quarter 2015, which, at the midpoint, is 15% higher than fourth quarter 2014 Adjusted net income per diluted share of $0.57. This guidance assumes a diluted share count of 171.7 million for the fourth quarter 2015.

1See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income.

2Net debt represents total indebtedness including Capital lease and other financing obligations, less Cash and cash equivalents.  The Net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months.

3The Company defines Adjusted EBITDA as Adjusted net income excluding cash interest expense, cash tax expense, depreciation expense (excluding step-up depreciation expense related to acquisitions) and amortization expense (excluding amortization expense on acquisition related intangibles).

Company Earnings Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its third quarter ended September 30, 2015. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 60665779. A live webcast and a replay of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

About Sensata Technologies Holding N.V.

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in fifteen countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and the Company's future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for the fourth quarter 2015.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: adverse developments in the automotive industry; competitive pressures that could require the Company to lower prices or result in reduced demand for the Company's products; integration of acquired companies, including Schrader; the assumption of known and unknown liabilities in the acquisition of Schrader; risks associated with the contemplated acquisition of the sensing portfolio of Custom Sensors & Technologies, Inc. and the related financing; risks associated with the Company's non-US operations and international business; litigation and disputes involving the Company, including the extent of intellectual property, product liability, and warranty claims asserted against the Company; risks associated with the Company's historical and future tax positions; risks related to labor disruptions or costs; and risks associated with the Company's substantial indebtedness.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended		For the nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net revenue	$727,360	$577,095	$2,248,490	$1,704,542
Operating costs and expenses:
Cost of revenue	476,634	371,940	1,501,142	1,097,585
Research and development	30,816	19,525	92,794	55,681
Selling, general and administrative	66,233	52,985	203,637	148,295
Amortization of intangible assets	45,184	35,985	136,068	100,562
Restructuring and special charges	1,615	4,543	12,424	7,148
Total operating costs and expenses	620,482	484,978	1,946,065	1,409,271
Profit from operations	106,878	92,117	302,425	295,271
Interest expense, net	(29,706)	(23,553)	(96,029)	(70,063)
Other, net	(10,805)	(8,578)	(44,647)	(4,108)
Income before taxes	66,367	59,986	161,749	221,100
Provision for/(benefit from) income taxes	13,215	(21,977)	32,342	6,871
Net income	$53,152	$81,963	$129,407	$214,229

Net income per share:
Basic	$0.31	$0.49	$0.76	$1.26
Diluted	$0.31	$0.48	$0.75	$1.24

Weighted-average ordinary shares outstanding:
Basic	170,147	168,554	169,880	170,463
Diluted	171,608	170,765	171,512	172,611

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

($ in 000s)
	For the three months ended		For the nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income	$53,152	$81,963	$129,407	$214,229
Other comprehensive (loss)/income, net of tax:
Deferred (loss)/gain on derivative instruments, net of reclassifications	(17,430)	18,044	(13,058)	22,097
Defined benefit and retiree healthcare plans	742	(170)	760	(370)
Other comprehensive (loss)/income	(16,688)	17,874	(12,298)	21,727
Comprehensive income	$36,464	$99,837	$117,109	$235,956

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$258,209	$211,329
Accounts receivable, net of allowances	481,737	444,852
Inventories	341,361	356,364
Deferred income tax assets	17,066	15,301
Prepaid expenses and other current assets	112,039	90,918
Total current assets	1,210,412	1,118,764
Property, plant and equipment, net	651,020	589,484
Goodwill	2,429,158	2,424,795
Other intangible assets, net	779,317	910,774
Deferred income tax assets	20,102	16,750
Deferred financing costs	27,029	29,102
Other assets	19,565	26,940
Total assets	$5,136,603	$5,116,609

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$69,557	$145,979
Accounts payable	297,940	287,800
Income taxes payable	14,606	7,516
Accrued expenses and other current liabilities	256,940	222,781
Deferred income tax liabilities	12,236	13,430
Total current liabilities	651,279	677,506
Deferred income tax liabilities	374,246	362,738
Pension and post-retirement benefit obligations	33,086	35,799
Capital lease and other financing obligations, less current portion	43,814	45,113
Long-term debt, net of discount, less current portion	2,554,538	2,650,744
Other long-term liabilities	33,243	41,817
Total liabilities	3,690,206	3,813,717
Total shareholders’ equity	1,446,397	1,302,892
Total liabilities and shareholders’ equity	$5,136,603	$5,116,609

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)	For the nine months ended
	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net income	$129,407	$214,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	71,162	45,161
Amortization of deferred financing costs and discounts	4,755	3,605
Currency remeasurement gain on debt	(2,082)	(2)
Share-based compensation	11,093	9,920
Loss on debt financing	25,538	—
Amortization of inventory step-up to fair value	—	1,658
Amortization of intangible assets	136,068	100,562
Deferred income taxes	11,237	(13,280)
Gains from insurance proceeds	—	(2,417)
Unrealized loss on hedges and other non-cash items	13,541	6,445
Changes in operating assets and liabilities, net of effects of acquisitions	(37,006)	(85,734)
Net cash provided by operating activities	363,713	280,147

Cash flows from investing activities:
Acquisition of Schrader, net of cash received	(958)	—
Other acquisitions, net of cash received	3,881	(298,525)
Additions to property, plant and equipment and capitalized software	(130,243)	(101,104)
Insurance proceeds	—	2,417
Proceeds from the sale of assets	102	5,467
Net cash used in investing activities	(127,218)	(391,745)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	15,361	18,083
Proceeds from issuance of debt	1,795,120	195,000
Payments on debt	(1,970,685)	(40,993)
Repurchase of ordinary shares from SCA	—	(169,680)
Payments to repurchase ordinary shares	(50)	(11,971)
Payments of debt issuance costs	(29,361)	—
Net cash used in financing activities	(189,615)	(9,561)
Net change in cash and cash equivalents	46,880	(121,159)
Cash and cash equivalents, beginning of period	211,329	317,896
Cash and cash equivalents, end of period	$258,209	$196,737

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Performance Sensing	79.3%	71.2%	78.9%	70.8%
Sensing Solutions	20.7%	28.8%	21.1%	29.2%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Americas	42.7%	40.8%	41.1%	39.4%
Europe	33.3%	27.4%	33.6%	28.5%
Asia	24.0%	31.8%	25.3%	32.1%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
European automotive	28.2%	22.4%	27.8%	23.8%
North American automotive	22.5%	15.9%	21.7%	16.4%
Asian automotive	16.2%	19.9%	16.9%	20.0%
Rest of world automotive	0.9%	0.5%	0.9%	0.5%
Heavy vehicle off-road	12.0%	14.9%	12.4%	12.5%
Appliance and heating, ventilation and air-conditioning	5.8%	8.0%	6.0%	8.7%
Industrial	6.5%	7.7%	6.3%	7.8%
All other	7.9%	10.7%	8.0%	10.3%
Total	100.0%	100.0%	100.0%	100.0%

Non-GAAP Measures

Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: Net income before certain restructuring and special charges, costs associated with financing and other transactions, deferred loss/(gain) on other hedges, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax expense, amortization of deferred financing costs, and other costs. The Company believes Adjusted net income provides investors with helpful information with respect to the Company’s operating performance, and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below which reconcile Net income to Adjusted net income and projected GAAP earnings per share to projected Adjusted net income per share.

The following unaudited table reconciles the Company’s Net income to Adjusted net income for the three and nine months ended September 30, 2015 and 2014.

(In 000s, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net income	$53,152	$81,963	$129,407	$214,229
Restructuring and special charges	8,502	5,153	31,681	3,657
Financing and other transaction costs	3,659	4,242	29,455	5,500
Deferred loss/(gain) on other hedges	5,576	7,200	12,038	(3,424)
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	46,403	36,951	140,057	105,001
Deferred income tax and other tax expense	4,485	(29,008)	11,339	(15,965)
Amortization of deferred financing costs	1,524	1,219	4,755	3,605
Total adjustments	$70,149	$25,757	$229,325	$98,374
Adjusted net income	$123,301	$107,720	$358,732	$312,603
Weighted average diluted shares outstanding used in Adjusted net income per share calculation	171,608	170,765	171,512	172,611
Adjusted net income per diluted share	$0.72	$0.63	$2.09	$1.81

The Company’s definition of Adjusted net income includes the current tax expense/(benefit) that will be payable/(realized) on the Company’s income tax return and excludes deferred income tax and other tax expense/(benefit). As the Company treats deferred income tax and other tax expense/(benefit) as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for any period presented. The theoretical current income tax expense/(benefit) associated with the reconciling items above would be as follows: Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory: $0.1 million and $0.2 million for the three months ended September 30, 2015 and 2014, respectively, and $0.4 million and $1.0 million for the nine months ended September 30, 2015 and 2014, respectively; Restructuring and special charges: $0.9 million and $0.3 million for the three months ended September 30, 2015 and 2014, respectively, and $2.0 million and $0.3 million for the nine months ended September 30, 2015 and 2014, respectively.

The following unaudited table identifies where in the Condensed Consolidated Statements of Operations the adjustments to reconcile Net income to Adjusted net income were recorded for the three and nine months ended September 30, 2015 and 2014.

($ in 000s)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Cost of revenue	$8,654	$2,495	$31,980	$4,280
Selling, general and administrative	5,420	5,273	11,322	6,531
Amortization of intangible assets	43,839	35,095	132,174	98,943
Restructuring and special charges	651	3,483	10,596	4,404
Interest expense	1,524	1,219	4,755	3,605
Other, net	5,576	7,200	32,159	(3,424)
Provision for/(benefit from) income taxes	4,485	(29,008)	6,339	(15,965)
Total adjustments	$70,149	$25,757	$229,325	$98,374

The following unaudited table reconciles the Company’s projected GAAP earnings per share to projected Adjusted net income per diluted share for the three months ended December 31, 2015 and full year ended December 31, 2015. The amounts in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended December 31, 2015		Full year ended December 31, 2015
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.21	$0.28	$0.97	$1.04
Restructuring and special charges	—	—	0.18	0.18
Financing and other transaction costs	0.08	0.08	0.25	0.25
Deferred (gain)/loss on other hedges	—	—	0.07	0.07
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	0.26	0.26	1.08	1.08
Deferred income tax and other tax (benefit)/expense	0.06	0.06	0.12	0.12
Amortization of deferred financing costs	0.01	0.01	0.04	0.04
Projected Adjusted net income per diluted share	$0.62	$0.69	$2.71	$2.78
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	171.7	171.7	171.6	171.6

SENSATA TECHNOLOGIES HOLDING N.V.

Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows

Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the interim condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used may change as new events occur or additional information is obtained. Actual results could differ from those estimates.